Exhibit 99.1

Granite Reports Second Quarter 2015 Results

  Total Company revenues were $569.2 million
  Total Company gross profit totaled $65.8 million
  Construction segment gross profit margin improved nearly 390 basis points year-over-year to 13.1 percent
  Construction Materials segment gross profit margin improved more than 410 basis points year-over-year to 13.5 percent; best performance since 2009
  Large Project segment slowed by weather and project startup delays
  Total Company contract backlog increased 17.1 percent year-over-year to $3.0 billion; highest in Company history

WATSONVILLE, Calif.--(BUSINESS WIRE)--July 30, 2015--Granite Construction Incorporated (NYSE:GVA) today reported net income of $9.6 million for the quarter ended June 30, 2015, compared to net income of $13.6 million in the second quarter of 2014. Earnings per share in the quarter were $0.24, compared to $0.34 in the prior-year period.

“Our Construction and Construction Materials businesses delivered improved results in the second quarter and across the first half of 2015, reflecting successful operational changes, coupled with an economic environment improved from recent years,” said James H. Roberts, President and CEO of Granite Construction Incorporated.

“Positive economic and business trends contributed to our most solid first-half overall financial performance since the economic downturn impacted the industry in 2009. We are well positioned to continue reaping benefits from modest economic growth and continued execution improvements in the second half of 2015 and beyond.” Roberts said.

Second Quarter and First Half 2015 Results

Total Company

  Revenue for the second quarter of 2015 totaled $569.2 million compared with $585.9 million last year, a 2.8 percent decrease. On a year-to-date basis, consolidated revenue increased 2.5 percent to $989.5 million from the first half of 2014.
  Gross profit margin in the second quarter was 11.6 percent compared with 14.1 percent in 2014. For the first half of 2015, gross profit margin of 10.7 percent was in line with last year.
  SG&A expenses for the second quarter of 2015 decreased 3.9 percent to $49.1 million, as selling expenses declined from last year. For the first half of 2015, SG&A totaled $101.3 million, up slightly year-over-year.

Construction

  Construction revenue in the second quarter of 2015 increased 13.5 percent to $305.6 million, compared with $269.2 million last year.
  Gross profit margin was 13.1 percent, compared with 9.2 percent a year ago, driven by improved project execution and an improving bidding environment.

Large Project Construction

  Large Project Construction revenue in the second quarter of 2015 decreased 25.1 percent to $182.9 million, compared with $244.3 million last year.
  Gross profit margin was 8.1 percent, compared with 20.8 percent in 2014. Last year's second quarter performance included significant initial profit recognition and dispute resolution income. In the second quarter of 2015, the business was impacted by severe wet weather and slow startup of new projects.

Construction Materials

  Construction Materials revenue in the second quarter of 2015 increased 11.6 percent to $80.7 million, compared with $72.3 million last year.
  Gross profit margin was 13.5 percent, compared to 9.4 percent last year. The improvement was driven by operational efficiencies, along with stronger volume and pricing across geographies.

Outlook and Guidance

“I am particularly encouraged by the continued improvement we see in our Construction and Construction Materials businesses, which reported respective 61 percent year-over-year gross profit increases in the second quarter. We continue to benefit from modest economic improvement, and we remain keenly focused on opportunities to leverage pent-up demand as the funding environment evolves,” Roberts said.

“The market for Large Projects remains robust and healthy. Certainly, weather and some preliminary design hurdles contributed to what was a challenging start to the year for this part of our business. But with a project portfolio currently weighted toward new- and early-stage projects, we are working to accelerate activity where possible to make up time.

“Despite infrastructure investment remaining stalled at the federal level, states and municipalities across the country have committed to funding some of the long overdue investments in state and local infrastructure programs. Nearly a dozen states have enacted new, user-based transportation funding since 2013. Now is the time for the federal government to follow suit and to pass a long-term highway bill that will provide the critical investment needed in America's transportation system. Unfortunately, politics continues to impede progress at the federal level,” said Roberts.

The Company’s current expectations for 2015 remain:

  Mid-single digit consolidated revenue growth
  Consolidated EBITDA margin1 of 6% to 8%

Conference Call

Granite will conduct a conference call today, July 30, 2015, at 8 a.m. Pacific Time/11 a.m. Eastern Time to discuss the results of the quarter ended June 30, 2015. Access to a live audio webcast is available at http://investor.graniteconstruction.com/index.cfm. The live conference call may be accessed by calling 1-866-807-9684; international callers may dial 1-412-317-5415. The call will be available for replay approximately two hours after the live audio webcast through August 7, 2015 by calling 1-877-344-7529. The conference ID for the replay is also 10068614; international callers may dial 1-412-317-0088.

About Granite

Through its offices and subsidiaries nationwide, Granite Construction Incorporated (NYSE:GVA) is one of the nation’s largest infrastructure contractors and construction materials producers. Recognized as one of the top 25 largest construction companies in the U.S., Granite specializes in complex infrastructure projects, including transportation, industrial and federal contracting, and is a proven leader in alternative procurement project delivery. Granite is an award-winning firm in Safety, Quality and Environmental Stewardship, and has been honored as one of the World’s Most Ethical Companies by Ethisphere Institute for six years in a row. For more information, visit www.graniteconstruction.com. Granite is listed on the New York Stock Exchange under the ticker symbol GVA and is part of the S&P MidCap 400 Index, the MSCI KLD 400 Social Index and the Russell 2000 Index. For more information, please visit our investor relations website at investor.graniteconstruction.com.

Forward-looking Statements

Any statements contained in this news release that are not based on historical facts, including statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by words such as “future,” “outlook,” “assumes,” “believes,” “expects,” “estimates,” “anticipates,” “intends,” “plans,” “appears,” “may,” “will,” “should,” “could,” “would,” “continue,” and the negatives thereof or other comparable terminology or by the context in which they are made. These forward-looking statements are estimates reflecting the best judgment of senior management and reflect our current expectations regarding future events, occurrences, circumstances, activities, performance, outcomes and results. These expectations may or may not be realized. Some of these expectations may be based on beliefs, assumptions or estimates that may prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our business, financial condition, results of operations, cash flows and liquidity. Such risks and uncertainties include, but are not limited to, those described in greater detail in our filings with the Securities and Exchange Commission, particularly those specifically described in our Annual Report on Form 10-K and quarterly reports on Form 10-Q.

Due to the inherent risks and uncertainties associated with our forward-looking statements, the reader is cautioned not to place undue reliance on them. The reader is also cautioned that the forward-looking statements contained herein speak only as of the date of this news release and, except as required by law; we undertake no obligation to revise or update any forward-looking statements for any reason.

1 Please refer to the description and non-GAAP reconciliation in the attached tables.

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - in thousands, except share and per share data)

	June 30,	December 31,	June 30,
	2015	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$188,147	$255,961	$146,458
Short-term marketable securities	17,560	25,504	27,898
Receivables, net	362,336	310,934	363,614
Costs and estimated earnings in excess of billings	60,093	36,411	76,228
Inventories	71,022	68,920	79,501
Real estate held for development and sale	11,609	11,609	11,761
Deferred income taxes	53,231	53,231	55,874
Equity in construction joint ventures	209,016	184,575	185,859
Other current assets	22,395	23,033	30,727
Total current assets	995,409	970,178	977,920
Property and equipment, net	391,989	409,653	426,700
Long-term marketable securities	70,508	76,563	84,234
Investments in affiliates	32,655	32,361	33,936
Goodwill	53,799	53,799	53,799
Other noncurrent assets	75,332	77,940	76,797
Total assets	$1,619,692	$1,620,494	$1,653,386
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt	$22	$21	$21
Current maturities of non-recourse debt	6,128	1,226	1,226
Accounts payable	170,474	151,935	210,777
Billings in excess of costs and estimated earnings	106,086	108,992	125,957
Accrued expenses and other current liabilities	195,131	200,652	187,348
Total current liabilities	477,841	462,826	525,329
Long-term debt	270,105	270,105	270,127
Long-term non-recourse debt	—	5,516	6,129
Other long-term liabilities	42,851	44,495	48,455
Deferred income taxes	20,615	20,446	9,803
Equity
Preferred stock, $0.01 par value, authorized 3,000,000 shares, none outstanding	—	—	—
Common stock, $0.01 par value, authorized 150,000,000 shares; issued and outstanding 39,372,298 shares as of June 30, 2015, 39,186,386 shares as of December 31, 2014 and 39,131,647 shares as of June 30, 2014	394	392	391
Additional paid-in capital	136,214	134,177	130,181
Retained earnings	650,357	659,816	637,905
Total Granite Construction Incorporated shareholders’ equity	786,965	794,385	768,477
Non-controlling interests	21,315	22,721	25,066
Total equity	808,280	817,106	793,543
Total liabilities and equity	$1,619,692	$1,620,494	$1,653,386

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Revenue
Construction	$305,605	$269,220	$494,125	$426,261
Large Project Construction	182,893	244,328	373,198	431,663
Construction Materials	80,744	72,322	122,168	107,793
Total revenue	569,242	585,870	989,491	965,717
Cost of revenue
Construction	265,543	244,393	432,388	392,289
Large Project Construction	168,120	193,536	340,654	365,080
Construction Materials	69,811	65,526	110,572	104,526
Total cost of revenue	503,474	503,455	883,614	861,895
Gross profit	65,768	82,415	105,877	103,822
Selling, general and administrative expenses	49,094	51,098	101,297	100,346
Gain on sales of property and equipment	(475)	(2,993)	(1,286)	(3,886)
Operating income	17,149	34,310	5,866	7,362
Other (income) expense
Interest income	(528)	(413)	(970)	(893)
Interest expense	3,985	4,339	7,481	7,937
Equity in income of affiliates	(670)	(410)	(607)	(1,202)
Other income, net	(152)	(1,697)	(1,436)	(1,645)
Total other expense	2,635	1,819	4,468	4,197
Income before provision for income taxes	14,514	32,491	1,398	3,165
Provision for income taxes	4,975	10,284	469	2,220
Net income	9,539	22,207	929	945
Amount attributable to non-controlling interests	74	(8,566)	124	(7,858)
Net income (loss) attributable to Granite Construction Incorporated	$9,613	$13,641	$1,053	$(6,913)

Net income (loss) per share attributable to common shareholders:
Basic	$0.24	$0.35	$0.03	$(0.18)
Diluted	$0.24	$0.34	$0.03	$(0.18)
Weighted average shares of common stock:
Basic	39,358	39,115	39,287	39,033
Diluted	39,881	39,807	39,848	39,033

GRANITE CONSTRUCTION INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - in thousands)

Six Months Ended June 30,	2015	2014
Operating activities
Net income	$929	$945
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation, depletion and amortization	31,331	31,878
Gain on sales of property and equipment	(1,286)	(3,886)
Change in deferred income taxes	(14)	1,613
Stock-based compensation	4,992	6,585
Equity in net income from unconsolidated joint ventures	(18,547)	(25,724)
Changes in assets and liabilities	(74,068)	(83,799)
Net cash used in operating activities	(56,663)	(72,388)
Investing activities
Purchases of marketable securities	(29,974)	(34,991)
Maturities of marketable securities	16,700	25,000
Proceeds from called marketable securities	30,000	15,000
Purchases of property and equipment	(16,152)	(20,091)
Proceeds from sales of property and equipment	2,062	5,838
Other investing activities, net	912	47
Net cash provided by (used in) investing activities	3,548	(9,197)
Financing activities
Cash dividends paid	(10,208)	(10,142)
Purchase of common stock	(3,291)	(4,369)
(Distributions to) contributions from non-controlling partners, net	(1,215)	12,756
Other financing activities, net	15	677
Net cash used in financing activities	(14,699)	(1,078)
Decrease in cash and cash equivalents	(67,814)	(82,663)
Cash and cash equivalents at beginning of period	255,961	229,121
Cash and cash equivalents at end of period	$188,147	$146,458

GRANITE CONSTRUCTION INCORPORATED
Business Segment Information
(Unaudited - dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	Construction	Large Project Construction	Construction Materials	Construction	Large Project Construction	Construction Materials

2015
Revenue	$305,605	$182,893	$80,744	$494,125	$373,198	$122,168
Gross profit	40,062	14,773	10,933	61,737	32,544	11,596
Gross profit as a percent of revenue	13.1%	8.1%	13.5%	12.5%	8.7%	9.5%

2014
Revenue	$269,220	$244,328	$72,322	$426,261	$431,663	$107,793
Gross profit	24,827	50,792	6,796	33,972	66,583	3,267
Gross profit as a percent of revenue	9.2%	20.8%	9.4%	8.0%	15.4%	3.0%

GRANITE CONSTRUCTION INCORPORATED
Contract Backlog by Segment
(Unaudited - dollars in thousands)

Contract Backlog by Segment	June 30, 2015		March 31, 2015		June 30, 2014

Construction	$831,067	27.7%	$749,261	25.5%	$974,986	38.1%
Large Project Construction	2,169,736	72.3%	2,187,888	74.5%	1,586,879	61.9%

Total	$3,000,803	100.0%	$2,937,149	100.0%	$2,561,865	100.0%

GRANITE CONSTRUCTION INCORPORATED
EBITDA(1)
(Unaudited - dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Net income (loss) attributable to Granite Construction Incorporated	$9,613	$13,641	$1,053	$(6,913)
Depreciation, depletion and amortization expense(2)	15,704	16,046	31,331	31,878
Provision for income taxes	4,975	10,284	469	2,220
Interest expense, net of interest income	3,457	3,926	6,511	7,044
EBITDA(1)	$33,749	$43,897	$39,364	$34,229
Consolidated EBITDA Margin(3)	5.9%	7.5%	4.0%	3.5%
Note:
(1)We define EBITDA as GAAP net income (loss) attributable to Granite Construction Incorporated, adjusted for interest, taxes, depreciation, depletion and amortization. We believe this non-GAAP financial measure and the associated margin are useful in evaluating operating performance and are regularly used by security analysts, institutional investors and other interested parties in reviewing the Company. However, the reader is cautioned that any non-GAAP financial measures provided by the Company are provided in addition to, and not as alternatives for, the Company's reported results prepared in accordance with GAAP. The methods used by the Company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures provided by the Company may not be comparable to similar measures provided by other companies.

(2)Amount includes the sum of depreciation, depletion and amortization which are classified as Cost of Revenue and Selling, General and Administrative expenses in the condensed consolidated statements of operations of Granite Construction Incorporated.

(3)Represents EBITDA divided by consolidated revenue. Consolidated revenue was $569,242 and $989,491 for three and six months ended June 30, 2015, respectively and $585,870 and $965,717 for the three and six months ended June 30, 2014, respectively.

CONTACT:
Granite Construction Incorporated
Ron Botoff, 831-728-7532